                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         GULFMARK INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         GULFMARK INTERNATIONAL, INC.
- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: /1/

    ----------------------------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                                     [LOGO OF GULFMARK INTERNATIONAL, INC.
                                                  APPEARS HERE]
                                     GulfMark
                                     International, Inc.


                                     Notice of
                                     Annual Meeting of
                                     Stockholders and
                                     Proxy Statement

                         Annual Meeting
                         --------------
                            May 8, 1996
                             Envoy Room
                       The Ritz-Carlton
                   1919 Briar Oaks Lane
                   Houston, Texas 77027

                          GULFMARK INTERNATIONAL, INC.

                          5 POST OAK PARK, SUITE 1170
                           HOUSTON, TEXAS 77027-3414

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 8, 1996

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark International, Inc. (the "Company") will be held in the Envoy Room, The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas 77027, on Wednesday, May 8, 1996 at 9:30 A.M., Central Daylight Savings Time, for the following purposes:

  1. To elect a Board of five (5) directors.

  2. To consider approval of the Company's proposed amendments to the 1993 Non-Employee Director Stock Option Plan.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 27, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment or adjournments thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting.

  You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, the Company requests that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such a return.

  TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.

                                 By Order of the Board of Directors

                                 /s/ FRANK R. PIERCE

                                 Frank R. Pierce
                                 Secretary
Date: April 1, 1996

                          GULFMARK INTERNATIONAL, INC.

                          5 POST OAK PARK, SUITE 1170
                           HOUSTON, TEXAS  77027-3414



                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 8, 1996

  The accompanying proxy is solicited by the Management of GulfMark International, Inc. (the "Company") at the direction of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 8, 1996 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment or adjournments thereof. When proxies in the accompanying form are received and properly executed, the shares will be voted by the persons named therein, unless contrary instructions are given.

  The proxy will not be used for the election as directors of all nominees if authority to do so is withheld on the proxy and will not be used for the election of any individuals whose names are written in the blank spaces on the proxy. Where no instruction is indicated with respect to the election of directors, the proxy will be voted FOR the election as directors of all nominees. Where no instruction is indicated with respect to the election of all nominees named in item (1) of the proxy, but names of one or more nominees are listed in the blank spaces on the proxy, the proxy will be voted FOR the election of all nominees not so listed. If no directions are given on the Proxy with respect to the proposed amendments to the Company's 1993 Non-Employee Director Stock Option Plan, the shares represented by the Proxy will be voted for the approval of such amendments.

  Any stockholder of the Company has the right to revoke his or her proxy at any time prior to its use by submitting a written revocation to the Secretary of the Company.

  Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear all costs in preparing, printing, assembling, delivering and mailing the Notice of Annual Meeting, Proxy Statement, Proxy and Annual Report. Copies of the Notice, Proxy Statement and Proxy will be mailed to stockholders on or about April 4, 1996. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

  The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held May 8, 1996 is the close of business on March 27, 1996 (hereinafter called the "Record Date"). As of the Record Date there were 3,336,352 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

  The following table sets forth certain information with respect to each person who at February 1, 1996, was known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:


                                            No. of Shares
        Name and Address of              Beneficially Owned       Percent of
         Beneficial Owner            as of February 1, 1996/(1)/     Class
- ----------------------------------------------------------------------------
Lehman Brothers Holdings Inc.              1,048,913/(2)/            31.44%
3 World Financial Center
New York, New York  10285

Mutual Beacon Fund                           273,037/(3)/             8.18%
c/o Heine Securities Corporation
51 John F. Kennedy Parkway
Short Hills, New Jersey  07078

Estabrook Capital Management Inc.            308,400/(4)/             9.24%
430 Park Avenue, Suite 1800
New York, New York  10022
- -----------------------------------

    /(1)/Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.

    /(2)/Of the 1,048,913 shares of Common Stock beneficially owned by Lehman Brothers Holdings Inc., 33,800 shares are subject to shared investment power.

    /(3)/Mutual Beacon Fund ("Beacon") is a portfolio of Mutual Series Fund Inc., a registered investment company for which Heine Securities Corporation ("Heine") acts as investment advisor. Pursuant to contracts with Beacon, Heine has sole investment and voting power over the shares owned by Beacon. Heine disclaims any economic beneficial interest in these shares.

    /(4)/Estabrook Capital Management Inc. acts as an investment advisor and in such capacity has shared voting power and sole investment power over the shares.


SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth, as of February 1, 1996, the number and percentage of Common Stock beneficially owned by each of the Company's directors, each executive officer named in the summary compensation table included under "Executive Officers and Compensation", and all directors and officers as a group:

                                 No. of Shares
                                 Beneficially
                                  Owned as of
                                  February 1,                       Percent
           Name                  1996/(1)(2)/                    of Class/(3)/
           ----                  ------------                    -------------
David J. Butters                   81,400/(4)/                        2.44%
Norman G. Cohen                    21,991/(5)/                          --
Marshall A. Crowe                  10,100                               --
Louis S. Gimbel, 3rd               60,767/(6)/                        1.82%
Robert B. Millard                  91,400                             2.74%
Frank R. Pierce                    13,700                               --
Bruce A. Streeter                   7,965                               --
All directors and officers
   as a group (8 persons)         287,323                             8.61%
- ---------------------------

    /(1)/Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of Common Stock.

    /(2)/The amounts set forth in this column include the following shares of Common Stock considered to be beneficially owned through the holder's ability to exercise stock options to purchase such shares within 60 days: Messrs. Butters, Cohen, Crowe, Gimbel and Millard - 10,000 shares each; Mr. Pierce - 10,000 shares; Mr. Streeter - 5,000 shares; and all directors and officers as a group - 65,000 shares.

    /(3)/Less than one percent unless otherwise indicated.

    /(4)/Includes 21,500 shares of Common Stock owned by trusts of which Mr. Butters is the co-trustee and 20,000 shares beneficially owned by Mr. Butters' wife.

    /(5)/Includes 70 shares for which Mr. Cohen shares voting power through a partnership and includes 11,921 shares beneficially owned by Mr. Cohen's wife for which Mr. Cohen is disclaiming beneficial interest.

    /(6)/Includes 7,605 shares of Common Stock owned by trusts of which Mr. Gimbel is the co-trustee.


ELECTION OF DIRECTORS

  Five directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor shall be duly qualified and elected. The persons named in the enclosed proxy will vote the shares covered thereby in favor of the nominees listed below unless specifically instructed to the contrary. Although management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxies will be voted for a substitute to be named by the Board of Directors of the Company. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.


         Name           Age  Year First Became Director
         ----           ---  --------------------------
David J. Butters         55          1989
Norman G. Cohen          74          1972
Marshall A. Crowe        75          1978
Louis S. Gimbel, 3rd     67          1970
Robert B. Millard        45          1989

  David J. Butters is Chairman of the Board and is a member of the Executive, Audit and Compensation Committees. He is a Managing Director of Lehman Brothers, an investment banking firm and division of Lehman Brothers, Inc. ("Lehman Brothers"), where he has been employed for more than the past five years. Mr. Butters is currently Chairman of the Board of Energy Ventures, Inc., an oilfield equipment and service company, a director of Anangel-American Shipholdings, Ltd. and BT Shipping Limited, shipping companies, and a member of the Board of Advisors of Energy International, N.V.

  Norman G. Cohen is Chairman of the Audit and Compensation Committees. He has served as President of Norman G. Cohen, Inc., consultants and mortgage lenders, for more than five years and is a Director of Brewster Wallcovering Co., Randolf, Massachusetts. Mr. Cohen is a partner in Orie Co., a private investment company, and former Chairman of the National Parks and Conservation Association.

  Marshall A. Crowe serves as a member of the Audit Committee. Since January 1978, Mr. Crowe has served as President of M. A. Crowe Consultants, Inc., providing consulting services in the energy and financial fields. For four years prior thereto, he was Chairman of the National Energy Board of Canada and was previously Chairman of the Board of Canada Development Corporation, which was engaged in the business of making equity investments in Canadian enterprises. Mr. Crowe is also of counsel at Johnston & Buchan, barristers and solicitors, Ottawa, Canada.

  Louis S. Gimbel, 3rd is a member of the Executive Committee. He is President, Chief Executive Officer and a Director of S. S. Steiner, Inc. and President and Chairman of the Board of Hops Extract Corporation. He has been employed by S.S. Steiner, Inc. for more than the past five years. S. S. Steiner, Inc. is engaged in the farming, trading, processing, importing and exporting of hops and other specialty crops.

  Robert B. Millard is a member of the Executive and Compensation Committees. He is a Managing Director of Lehman Brothers, where he has been employed for more than the past five years. Mr. Millard also serves as a Director of Energy Ventures, Inc.

COMMITTEES AND MEETINGS OF DIRECTORS

  Pursuant to the Company's By-Laws, the Board of Directors has established several committees, including an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 1995, the Board of Directors met six times, the Audit Committee met two times, and the Compensation Committee met once. During 1995 each director attended 100% of the combined Board of Directors meetings and meetings of committees of the Board on which he served except Louis Gimbel, 3rd who attended 67% of such meetings.

  Messrs. Butters, Cohen and Crowe are the current members of the Audit Committee. The Audit Committee makes recommendations to the Board concerning the selection and discharge of the Company's independent auditors, reviews professional services performed by the auditors, the plan and results of their audit engagement and the fees charged for audit and non-audit services by the auditors, and evaluates the Company's system of internal accounting controls.

  Messrs. Butters, Cohen and Millard are the current members of the Compensation Committee, the principal function of which is to recommend to the Board of Directors the salaries to be paid to the officers of the Company and administer compensation and benefit plans of the Company.

  Messrs. Butters, Gimbel and Millard are the current members of the Executive Committee, which acts on behalf of the Board between regularly scheduled meetings of the Board of Directors.

  The Company has no standing Nominating Committee.


DIRECTOR COMPENSATION

  Each non-employee director of the Company is paid $1,000 for each meeting of the Board of Directors and $500 for each Committee meeting of the Board of Directors he or she attends. In addition, a $2,000 retainer is paid to each non-employee director of the Company for each quarter of the year in which such director serves as a director. The Company also has a retainer arrangement with Mr. Butters pursuant to which he receives a retainer of $6,250 per month for serving as Chairman of the Board. Reference is made to "Executive Officers and Compensation - Compensation Committee Report on Executive Compensation" for further discussion of Mr. Butters' compensation. Total compensation paid in 1995 to the non-employee directors who have been nominated, including director fees and retainers, was $89,500 for Mr. Butters, $14,500 for Mr. Cohen, $14,000 for Mr. Crowe, $11,000 for Mr. Gimbel and $13,500 for Mr. Millard. In addition, the Company furnishes Messrs. Cohen, Crowe and Gimbel with a $250,000 life insurance policy. Premiums paid during 1995 for such policies were $12,757 for Mr. Cohen, $10,799 for Mr. Crowe and $4,717 for Mr. Gimbel.

  The Board of Directors of the Company maintains a 1993 Non-Employee Director Stock Option Plan (the "1993 Plan"). Under the 1993 Plan, each non-employee director as of December 8, 1993 was granted, and each new non-employee director as of the date he or she is first elected as a director of the Company will be granted, an option to purchase 5,000 shares of Common Stock at a price equal to the market price of the shares of Common Stock on the date of grant. These options are exercisable for a period beginning one year from the date of grant and ending ten years from the date of grant. Options granted terminate three months after the optionee ceases to be a director of the Company except in the event of death, disability or retirement, in which case the options terminate one year after he or she ceases to be a director because of such event. Each of the Company's current directors has received options to purchase 5,000 shares of Common Stock under the 1993 Plan having an exercise price of $14.75 per share.

  On March 18, 1996 the Board of Directors of the Company adopted, subject to approval by the stockholders of the Company, various amendments to the 1993 Plan including provisions for automatic periodic grants of options to purchase 5,000 shares of Common Stock to non-employee directors on March 18, 1996 and on the date of the Annual Stockholders meetings in 1999, 2002 and 2005. The amendments are more fully described under "Proposal to Approve Amendments to the Company's 1993 Non-Employee Director Stock Option Plan" in this Proxy Statement. Accordingly, subject to approval by the stockholders of the Company, each non-employee director of the Company was granted on March 18, 1996 an option to purchase 5,000 shares of Common Stock at an exercise price of $26.375 per share.

  In 1987, the Company adopted an arrangement under which each non-employee director of the Company as of the time of such adoption and each future non-employee director of the Company was granted options to purchase an aggregate of 5,000 shares of Common Stock. Under this arrangement, each such non-employee director received an automatic grant of options to purchase 2,500 shares on an annual basis for two years following the adoption of the arrangement or their first election as a director. Options granted under this arrangement had exercise prices equal to the market price of the shares of Common Stock on the date of grant, were exercisable for a period of ten years from the date of grant and terminate three months after the optionee ceases to be a director of the Company except in the event of death, disability or retirement, in which case the option terminates one year after he or she ceases to be a director because of such event. No further options will be granted under this arrangement. Each of the Company's current directors has received options under this arrangement, with the options held by Messrs. Cohen, Crowe and Gimbel having average exercise prices of $8.63 per share and the options held by Messrs. Butters and Millard having an average exercise price of $16.50 per share.


EXECUTIVE OFFICERS AND COMPENSATION

  The following are executive officers and key employees of the Company, who serve at the discretion of the Board of Directors. Mr. Streeter has been included below because of his key management position as President over the Company's primary operating segment, Gulf Offshore Marine.


         Name                               Position                       Age
         ----                               --------                       ---
Frank R. Pierce         Executive Vice President, Secretary and Treasurer   46
Elizabeth D. Brumley    Controller and Assistant Secretary                  37
Bruce A. Streeter       President, Gulf Offshore Marine Division            47


  Frank R. Pierce was elected Executive Vice President, Secretary and Treasurer of the Company in December 1990 and has been employed with the Company since July 1987 serving as its Vice President, Finance. In addition he served as Director and Vice President, Finance of Energy Ventures, Inc. until 1990. Prior to July 1987, he was with Daniel Industries, Inc., a supplier of fluid measurement products and systems to energy companies, for nine years, where he served as Controller.

  Elizabeth D. Brumley was elected Controller in December 1990 and has been employed with the Company since December 1987 when she became Internal Auditor. Prior to that she served as a senior auditor with Arthur Andersen LLP, a major public accounting firm.

  Bruce A. Streeter was elected President of Gulf Offshore Marine in November 1990 and has continued in that capacity up to the present. Prior to November 1990 he was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

  The aggregate compensation paid by the Company for services rendered during the last three years in all capacities to the highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1995 was as follows:

                          SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compen-
                                                 Annual Compensation                         sation
                                          ----------------------------------------    ---------------------
                                                                                             Awards
                                                                           Other      ---------------------
           Name and                                                        Annual     Securities Underlying   All Other
      Principal Position        Year            Salary          Bonus   Compensation         Options         Compensation
- --------------------------  ------------  -------------------  -------  ------------  ---------------------  ------------
Frank R. Pierce             1995                     $130,000  $15,000      $--/(1)/                     --   $1,706/(2)/
   Executive Vice           1994                      125,000    8,000       --/(1)/                     --    1,663/(2)/
   President, Secretary,    1993                      120,000    7,000       --/(1)/                     --       --
   and Treasurer
Bruce A. Streeter           1995                      140,000   70,000       --/(1)/                     --    2,764/(2)/
   President, Gulf          1994                      135,000   50,000       --/(1)/                     --    2,708/(2)/
   Offshore Marine          1993                      125,000   40,000       --/(1)/                     --      816/(2)/
   Division
- -------------------------------------------------------------

    /(1)/Other annual compensation excludes perquisites and other benefits because the aggregate amount of such compensation was less than 10% of the combined total for salary and bonus.

    /(2)/All other compensation is attributable to the Company's matching contributions made pursuant to the Company's 401(k) savings plan and, with respect to Mr. Streeter, to a $500,000 split-dollar life insurance policy provided to him by the Company.

  The Company entered into an employment contract with Mr. Streeter on January 1, 1994 which provides for a salary of at least $135,000 per year until December 31, 1996. In the event employment is terminated, Mr. Streeter will continue to receive the base salary and other benefits until December 31, 1996 except in the event of resignation by Mr. Streeter, termination due to Mr. Streeter's death or total and permanent disability or termination by the Company for "cause", as defined in the employment contract.

  The Company presently has outstanding options to purchase shares of its Common Stock under its 1987 Stock Option Plan (the "1987 Plan") which was adopted by the Board of Directors in May 1987 and approved by the stockholders in May 1988. The 1987 Plan authorizes 200,000 shares to be issued pursuant to options granted or to be granted under the 1987 Plan until May 1997. Options are granted under the 1987 Plan to key employees at a price no less than the fair market value of the shares at the time of grant. The 1987 Plan is administered by the Compensation Committee of the Board of Directors which selects those key employees, including officers and directors who are also key employees who may participate in the 1987 Plan. No options were granted under the 1987 Plan in 1995. Options exercised under the 1987 Plan during 1995 totaled 14,967. The following table is a summary of exercised and unexercised options under the 1987 Plan as of December 31, 1995 for each executive officer and key employee named in the compensation table above:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND DECEMBER 31, 1995 OPTION/SAR VALUES

                                                               Number of
                                                              Securities
                                                              Underlying                Value of
                                                              Unexercised             Unexercised
                                                            Options/SARs at   In-The-Money Options/SARs at
                     Shares Acquired                       December 31, 1995       December 31, 1995
                           on                                Exercisable/             Exercisable/
       Name             Exercise      Value Realized/(1)/    Unexercisable         Unexercisable/(2)/
- ----------------------------------------------------------------------------------------------------------
Frank R. Pierce               10,300             $129,925       10,000 /  --            $151,050 /  $ --

Bruce A. Streeter                 --                   --        5,000 /  --              48,750 /    --

- -------------------
    /(1)/Value based on difference in market value on date of exercise and option price.

    /(2)/Value based on difference in market value of Common Stock on December 31, 1995 and exercise price. The actual value, if any, of the unexercised options will be dependent upon the market price of the Common Stock at the time of exercise.

  The Company also has outstanding options granted to non-employee directors to purchase shares of its Common Stock, which is further described under the caption "Election of Directors-Director Compensation".


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of GulfMark International, Inc. (the "Committee") is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which 1995 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables shown above. The Committee is comprised of three directors who are not employees of the Company.

Compensation Policy and Guidelines

  In recent years, the Company has undergone substantial operational changes following a decision by the Board to redeploy the Company's assets in a manner that would build a competitive oilfield equipment and services company. This decision resulted in a need to attract and retain key executive officers and employees who would be instrumental in the success of these new operations. Accordingly, the Company's compensation policy and practices are aimed at achieving this objective. The Company's executive compensation program combines what the Committee considers to be competitive but reasonable base salaries with incentive programs linked to the success of the Company's operations and stock performance. The Committee's decisions regarding compensation take into account individual performance and the relationship of that performance to the progress of the Company in obtaining strategic objectives for the benefit of stockholders.

Compensation Program Components

  The compensation programs of the Company for its executive officers and key employees are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The Committee reviews and recommends the specific base salary and bonus compensation of the Company's executive officers and the principal operating officers of each of its segments. The particular elements of the compensation programs for such persons are set forth in more detail below.

  Base Salary - Base salary levels are primarily determined by the Committee at
  -----------
levels the Committee deems necessary or appropriate to attract the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Committee believes that base salary levels for the Company's executive officers are competitive within a range that is considered to be reasonable and necessary.

  Annual Performance Compensation - The Company provides incentive compensation
  -------------------------------
to its executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year. The amount and form of such bonuses is determined by the Committee based primarily upon an analysis of the officer's job performance and the specific accomplishments of the officer during the preceding calendar year. In the case of corporate financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of the officer in implementing corporate objectives within the scope of his or her responsibilities. In the case of operational officers, incentive compensation decisions are made primarily on the basis of the operational results of the business operations in which the officer is responsible. Although the achievement of certain financial objectives as measured by a business segment's earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered. In this regard, the Committee takes into account specific operational achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year's results.

  Stock Option Program - The Company also provides long-term incentive
  --------------------
compensation to its executive officers and key employees through stock options. The use of stock options is intended to provide incentives to the Company's executive officers and key employees for working toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases. Accordingly, the Committee from time to time has granted the Company's executive officers and other key employees options to purchase shares of Common Stock. Options are not granted by the Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision to grant an option is based on the perceived incentive that the grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. Consideration is also given to the anticipated contribution of the business operations for which the optionee has responsibility on the overall stockholder value of the Company and to the existing holdings of options by the employee. The stock options which are currently outstanding are subject to vesting over a number of years and have exercise prices based on the market price of the Common Stock at the date of grant. Stock options were granted in 1990 after the acquisition of the offshore marine services segment; however, no options have been granted from 1991 to 1995.

Discussion of 1995 Compensation for the Executive Officers Named in the Tables Above

  The base salary for Mr. Streeter, President of Gulf Offshore Marine was increased in 1995 based on individual performance and the increasing complexity and size of the offshore marine services segment's operations as well as a review of compensation for executives in similar positions with industry peers. Mr. Streeter's 1995 bonus was determined following a review of the financial results of the Company's offshore marine services segment in light of its earnings and specific achievements by Mr. Streeter in managing the offshore marine services segment's operations in 1995.

  The base salary for Mr. Pierce, Executive Vice President, is primarily based on the Committee's general understanding of ranges of compensation for financial executives of companies similar in size and complexity to the Company. Mr. Pierce's bonus for 1995 was based on the Committee's evaluation of his individual performance in assisting the Company to achieve its corporate and strategic objectives.

Tax Considerations

  During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of the five highest paid executive officers. This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Committee considers the application of this legislation when reviewing executive compensation; however, it has not had any impact on the Company.

Summary

  After review of the Company's existing programs, the Committee believes that the Company's executive compensation program is reasonable and provides a mechanism by which compensation is appropriately related to corporate and individual performance so as to align the interest of the Company's executive officers with the interest of stockholders on both a long and short-term basis.

Chief Executive Officer Compensation

  The Company does not currently have an acting President or Chief Executive Officer. In the absence of such an officer, David Butters, the Company's Chairman of the Board, performs many of the functions that such an officer would perform. As Chairman of the Board of Directors, Mr. Butters receives a monthly retainer of $6,250 which was fixed by the Board of Directors in 1990 to compensate him for the additional time and responsibilities placed on him as Chairman of the Board. Mr. Butters' retainer was not intended as compensation for functioning in whole or in part as the Chief Executive Officer of the Company in the absence of such an officer. Accordingly, no compensation has been received by him from the Company for acting in such capacity. Except for the monthly retainer described above, Mr. Butters does not receive any compensation other than that provided to other members of the Board of Directors. The decisions with respect to Mr. Butters' compensation as Chairman of the Board are not made by the Committee nor are they within the scope of the Committee, but rather are determined by the whole Board of Directors with Mr. Butters abstaining from voting on those matters. The aggregate compensation paid by the Company to Mr. Butters for 1995, 1994 and 1993 was $89,500, $88,500 and $90,500, respectively.


                Compensation Committee of the Board of Directors

                                Norman G. Cohen
                                David J. Butters
                               Robert B. Millard


PERFORMANCE GRAPH

  The following performance graph and table compare the yearly cumulative return on the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Oilfield Equipment and Services Index (which consists of Baker Hughes Incorporated, Dresser Industries, Inc., Energy Service Company, Inc., Global Marine, Inc., Halliburton Company, Helmerich & Payne, Inc., McDermott International, Inc., Nabors Industries Incorporated, Parker Drilling Company, Rowan Companies, Inc., Schlumberger Limited and Western Atlas, Inc.) for the last five years. The graph assumes (i) the reinvestment of dividends, if any, and the (ii) the value of the investment of the Company's Common Stock and each index to have been $100 at December 31, 1990.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                             [GRAPH APPEARS HERE]


                                              YEAR ENDED DECEMBER 31,
                                     ------------------------------------
                                       1990  1991  1992  1993  1994  1995
GulfMark International, Inc.            100    92    80    90   113   165
Dow Jones Equity Market Index           100   132   144   158   159   221
Dow Jones Oilfield Equipment and        100    91    90   100    91   130
 Services Index

PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  On March 18, 1996, the Board of Directors of the Company adopted, subject to approval by the stockholders of the Company, various amendments to the Company's 1993 Non-Employee Director Stock Option Plan (i) to provide automatic periodic grants of options to purchase 5,000 shares of Common Stock to non-employee directors, (ii) to increase the number of shares reserved for the plan, (iii) to extend the termination of the plan from 2003 to 2005, (iv) to provide the Company with the option to withhold shares to satisfy withholding tax liability,
(v) to clarify the exercise provisions in the case of "retirement," and (vi) to make various other minor clarifying and conforming changes ((i) - (vi) collectively, the "Amendments"). The 1993 Non-Employee Director Stock Option Plan (the " 1993 Plan") was adopted for the benefit of directors who at the time of their service are not employees of the Company or any of its subsidiaries and is intended to advance the interests of the Company by providing non-employee directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

  The following is a summary of the material provisions of the Amendments. This summary does not purport to be a complete statement of such Amendments and is qualified in its entirely by reference to the Amended and Restated

1993 Non-Employee Director Stock Option Plan ("Amended Plan"), a copy of which is attached as Exhibit A to this proxy statement and incorporated herein by reference. In the event of a discrepancy between this summary and the Amended Plan, the terms of the Amended Plan will control.

Eligibility and Participation

  Previously, the 1993 Plan provided that each non-employee director of the Company as of December 8, 1993 was granted, and each new non-employee director as of the date he or she is first elected as a director of the Company would be granted, an option to purchase 5,000 shares of Common Stock at a purchase price per share of Common Stock (the "Option Price") equal to the fair market value of the Common Stock as of the date of grant. Prior to the Amendments, once a non-employee director received an option pursuant to the 1993 Plan, such non-employee director was no longer eligible to receive additional options. Subject to the approval of the Amendments by the stockholders of the Company, the Amended Plan provides for a grant of an option to purchase 5,000 shares of Common Stock to each non-employee director on March 18, 1996 and thereafter on the date of reelection as a director at the Annual Stockholders meetings in 1999, 2002 and 2005. Any new non-employee directors will receive a grant of an option to purchase 5,000 shares of Common Stock on the date of his or her first election as a director, and thereafter on the date of reelection as a director at the Annual Stockholders meetings in 1999, 2002 and 2005.

Shares Subject to Options

  The 1993 Plan provided for the granting of stock options not exceeding an aggregate of 50,000 shares of Common Stock, subject to adjustment for changes in capitalization. Such shares may be treasury shares or authorized but unissued shares. If any outstanding options expire or terminate, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the 1993 Plan. The Amendments increase the number of shares available for the granting of stock options from 50,000 to 200,000.

Duration of the Amended Plan; Registration of Shares

  Subject to stockholder approval, the Amendments will become effective and will be deemed to have been adopted on March 18, 1996, and no options will be granted pursuant to the Amended Plan after December 8, 2005. It is the Company's intention to register the additional shares covered by the Amendments under the Securities Act of 1993 as soon as practicable after approval by the stockholders.

Administration of Amended Plan

  The Amendments are intended to satisfy the formula provisions for plans under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Amended Plan is administered by a committee of the Board of Directors, the members of which are Messrs. Butters, Cohen and Millard.

Federal Income Tax Consequences

  The optionee is not taxed upon receipt of an option. When the option is exercised, the optionee will be taxed at ordinary income rates on the difference between the option price and the fair market value on the date of exercise. The Company will receive a deduction for compensation expense for this amount, and there is a withholding requirement on the date of exercise. The Amendments provide that at the option of the Company, and not the optionee, the Company may withhold issuing shares upon exercise of the options to satisfy withholding tax liability.

Amended Plan Benefits

  On March 18, 1996, each non-employee director of the Company was granted, subject to approval of the Amendments by stockholders of the Company, an option to purchase 5,000 shares of Common Stock at an exercise price of $26.375 per share. Such options will expire on March 18, 2006. If the Amendments are not approved by the stockholders, the Amendments will be withdrawn and the grant of stock options under the Amendments will be cancelled. Each non-employee director has previously received a grant of stock options under the 1993 Plan and prior arrangements. Those options are reflected in the "Security Ownership of Directors and Officers" table set forth on page 3 of this Proxy Statement. Information regarding the new options granted under the Amendments is as follows:



                                           Number of Shares
                  Name                    Subject to Options  Dollar Value/(1)/
- -------------------------------------------------------------------------------
David J. Butters                                 5,000             $   --
Norman G. Cohen                                  5,000                 --
Marshall A. Crowe                                5,000                 --
Louis S. Gimbel, 3rd                             5,000                 --
Robert B. Millard                                5,000                 --
                                                ------
Directors Group (non-employee,                  25,000
 non-executive officer)                         ======

    /(1)/"Dollar Value" represents the difference between the closing price of the Common Stock as reported in The Nasdaq Stock Market on March 18, 1996, and the exercise price of such options. The actual value, if any, a person may realize will depend on the exercise price on the date the option is exercised.


Vote Required for Approval

  The Board of Directors of the Company has adopted the Amendments. However, the Amendments will not become effective unless holders of shares representing a majority of the Common Stock held by persons present in person or by proxy at the Annual Meeting vote "FOR" the approval of the Amendments. The enclosed form of proxy provides a means for stockholders to vote for the approval of the Amendments, to vote against the approval of the Amendments or to abstain from
voting with regard to the approval of the Amendments.   Each properly executed
proxy received in time for the meeting will be voted as specified therein. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted for approval of the Amendments. Abstentions and any unvoted shares in brokerage accounts will be counted as shares entitled to vote for approval of the Amendments and will have the same effect as a vote against the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS.


APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP, independent public accountants, served as the Company's auditors for the fiscal year ended December 31, 1995. Arthur Andersen LLP has served as the Company's auditors since 1961 except for the year ended December 31, 1983. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if he or she so desires and be available to respond to appropriate questions.


PROPOSALS BY STOCKHOLDERS

  The Company currently anticipates that its 1997 Annual Meeting will be held May 21, 1997. Any stockholder wishing to present a proposal for consideration at the meeting must submit it in sufficient time so that it will be received by the Company not later than December 16, 1996. Such proposal should be sent to the Company's principal executive offices at the address set forth on the cover of this Proxy Statement.


OTHER BUSINESS

  The Board of Directors for the Company knows of no other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as in their discretion they may deem advisable.


                                    By Order of the Board of Directors


                                    /s/ FRANK R. PIERCE


                                    Frank R. Pierce
                                    Secretary

Houston, Texas
Date: April 1, 1996

                                                                       EXHIBIT A

                          GULFMARK INTERNATIONAL, INC.
       AMENDED AND RESTATED 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

   1. Purpose. This Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Plan") of GulfMark International, Inc., a Delaware corporation (the "Company"), is adopted, subject to stockholder approval as required by Paragraph 16 hereof, for the benefit of the directors of the Company who at the time of their service are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

   2. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of two or more Directors. For the purposes of the Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own gross negligence or willful misconduct. Except as otherwise expressly provided for herein, all questions of interpretation and application of the Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. Notwithstanding the above, the selection of Non-Employee Directors to whom Options are to be granted, the number of shares subject to any Option, the exercise price of any Option and the term of any Option shall be as hereinafter provided and the Committee shall have no discretion as to such matters.

   3. Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $1.00 par value (or such other par value as may be designated by act of the Company's stockholders) (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 200,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 hereof. Such shares may be treasury shares or authorized but unissued shares.

   In the event that any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

   4. Grant of Options. Subject to the provisions of Paragraph 16 and the availability under the Plan of a sufficient number of shares of Common Stock that may be issuable upon the exercise of outstanding Options, there shall be granted:

   (a) To each Non-Employee Director as of December 8, 1993, an Option to purchase 5,000 shares of Common Stock at a price per share of Common Stock (the "Option Price") equal to the fair market value of the Common Stock, as defined in Paragraph 7 hereof, as of the date of grant; and

   (b) To each Non-Employee Director who is first elected as a director of the Company after March 18, 1996, as of the date he or she is first elected as a director of the Company, an Option to purchase 5,000 shares of Common Stock at an Option Price equal to the fair market value of the Common Stock, as defined in Paragraph 7 hereof, as of the date of grant; and

   (c) To each Non-Employee Director as of March 18, 1996 an Option to purchase 5,000 shares of Common Stock at an Option Price equal to the fair market value of the Common Stock, as defined in Paragraph 7 hereof, on March 18, 1996, the date of grant; and

   (d) On the dates of the Annual Meetings of Stockholders of the Company held in 1999, 2002 and 2005 to each Non-Employee Director as of such dates who is reelected as a director of the Company, an Option to purchase 5,000 shares of Common Stock at an Option Price equal to the fair market value of the Common Stock, as defined in Paragraph 7 hereof, as of the date of grant.

   No Option shall be granted pursuant to the Plan after December 8, 2005.

   5. Duration of Options. Each Option granted under the Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in Paragraph 9 hereof.

   6. Amount Exercisable. At any time following the first anniversary of the date of an Option's grant until the Option terminates as provided in Paragraph 9, each Option granted pursuant to the Plan shall be deemed fully vested and may be exercised in whole or in part.

   7. Exercise of Options. An optionee may exercise such optionee's Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which such Option is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed, and (iv) the social security number of such optionee. In order to be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of stock and (ii) if applicable, payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

   If, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of stock for the purpose of enabling such optionee to exercise such Option is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of stock for such purpose, then such optionee may deliver to the Company, in payment of the Option Price of the shares of stock with respect to which such Option is exercised, (x) certificates registered in the name of such optionee that represent a number of shares of stock legally and beneficially owned by such optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of such written notice that is not greater than the Option Price of the shares of stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association (or, in lieu of such certificates, other arrangements for the transfer of such shares to the Company which are satisfactory to the Company) and (y) if the Option Price of the shares of stock with respect to which such Options are to be exercised exceeds such fair market value, a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of such excess plus the amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of stock in payment of the Option Price of the shares of stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of stock that were received by the Company with such written notice shall be returned to such optionee, together with notice by the Company to such optionee of the refusal of the Committee to accept such shares of stock. The Company may, at its option and upon approval by the Board of Directors of the Company, retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy any withholding tax liability that may result from the exercise of such Option, which shares shall be valued for such purpose at their then fair market value. If, at the expiration of seven business days after the delivery to such optionee of such written notice from the Company, such optionee shall not have delivered to the Company a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of stock with respect to which such Option is to be exercised, such written notice from the optionee to the Company shall be ineffective to exercise such Option.

   As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph 7, of the Option Price of the shares of stock with respect to which such Option is to be exercised, and (iii) payment, in the form required by the foregoing provisions of this Paragraph 7, of an amount necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of stock with respect to which such Option has been so exercised, reduced, to the extent applicable by the number of shares retained by the Company to pay any required withholding tax, such certificate to be registered in the name of such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

   For purposes of this Paragraph 7, the "fair market value" of a share of stock as of any particular date shall mean the average of the high and low sales price of a share of Common Stock on that date as reported on The Nasdaq Stock Market or the closing price of a share of Common Stock on any national securities exchange if the Common Stock is then listed on a national securities exchange, provided that if no such prices are so reported on that date or if, in the discretion of the Committee, another means of determining the fair market value of a share of stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

   8. Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his or her lifetime, only by him or her.

   9. Termination. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following:

   (a) In the event that approval of the Plan by the stockholders of the Company is required by Paragraph 16 hereof and shall not have been obtained by such date;

   (b) On the last day within the three month period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors, for any reason other than retirement meeting the conditions of length of service set forth in Subparagraph 9(e) below, or the death or disability of the optionee; during which period the optionee shall be entitled to exercise all Options which were fully vested on the date on which the optionee ceased on the date to be a member of the Company's Board of Directors;

   (c) On the last day within the one year period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors because of permanent disability, during which period the optionee shall be entitled to exercise all Options which were fully vested on the date on which the optionee ceased to be a member of the Company's Board of Directors because of such disability;

   (d) On the last day of the one year period commencing on the date of the optionee's death while serving as a member of the Company's Board of Directors, during which period the executor or administrator of the optionee's estate or the person or persons to whom the optionee's Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of his or her death;

   (e) On the last day within the one year period commencing on the date the optionee who has completed at least five (5) years of service on the Board of Directors retires from the Board of Directors of the Company, during which period the optionee, or the executor or administrator of the optionee's estate or the person or persons to whom such Option shall have been transferred by the will or the laws of descent or distribution in the event of the optionee's death within such one year period, as the case may be, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of such retirement; and

   (f) Ten years after the date of grant of such Option.

   10. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under the Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, an Option may not be exercised until the optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Committee to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

      "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory, in form and substance to the Corporation, that registration is not required for such sale or transfer."

   The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

   11. No Rights as Stockholder. No optionee shall have rights as a stockholder with respect to shares covered by his or her Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

   12. Changes in the Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

   If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in such a manner as to entitle an optionee to receive, upon exercise of an Option, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he or she would have held after such adjustment if he or she had exercised his or her Option in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining stockholders to be affected by such adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment. Comparable rights shall accrue to each optionee in the event of successive subdivisions, consolidations, capital adjustment, dividends or reclassification of the character described above.

   If the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) $1.00 per share of Common Stock and (b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph), then in each case the Option Price shall be adjusted by reducing the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by any holder of an Option) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Option Price be less than the par value of a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. Comparable adjustments shall be made in the event of successive distributions of the character described above.

   After the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders of its shares of Common Stock the right to acquire shares of Common Stock for less than the Current Market Price (a "Purchase Right") then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the Option shall be increased by multiplying the number of shares then subject to the Option by a fraction which is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option which would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

   After the merger of one or more corporations into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code") in which the Company shall be the surviving corporation, each optionee, at no additional cost, shall be entitled to receive, upon any exercise of his or her Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other equity securities to which the optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such optionee had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each optionee, at no additional cost, shall be entitled to receive, upon exercise of his or her Option, such other assets and property, including cash, to which he or she would have been entitled if at the time of such merger, consolidation or other transaction he or she had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above.

   After a merger of the Company into one or more corporations, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each optionee shall, at no additional cost, be entitled at the option of the surviving corporation, (i) to have his or her then existing Option assumed or to have a new option substituted for the existing Option by the surviving corporation to the transaction of which he or she is then serving as a director, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such option is equal to the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution or assumption over the aggregate option price of such shares, provided that the shares subject to the new option must be traded on the New York or American Stock Exchange or quoted on The Nasdaq Stock Market, or (ii) to receive upon any exercise of his or her Option, in lieu of the number of shares as to which the Option shall then be so exercised, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation or the agreement giving rise to the other corporate transaction if at the time of such merger, consolidation or other transaction such optionee had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised.

   If a corporate transaction described in Section 424(a) of the Code which involves the Company is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be canceled by the Board of Directors as of the effective date of any such corporate transaction but before the date each optionee shall be provided with a notice of such cancellation and each optionee shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 9 of the Plan) to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

   For purposes of this Paragraph 12, Current Market Price per share of Common Stock shall mean the average high and low sales price of a share of Common Stock as reported in The Nasdaq Stock Market or the closing price of any national securities exchange if the Common Stock is then listed on a national securities exchange on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

   Except as hereinbefore expressly provided, the issue by the Company of shares of Common Stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

   13. Amendment or Termination of Plan. The Board of Directors may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of the Plan;
(b) reduce the option price permitted for the Options; (c) extend the term during which an option may be exercised or the termination date of the Plan; or
(d) materially increase any other benefits accruing to directors under the Plan or materially modify the requirements as to eligibility for participation in the Plan unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (i) by law, (ii) by the applicable rules and regulations of, or any agreement with, the National Association of Securities Dealers, Inc. if the Common Stock is not then listed on any national securities exchange or if the Common Stock is so listed, the rules and regulations, or any agreement with, such securities exchange, and (iii) in order to make available to the optionee with respect to any option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, or any similar or successor rule. In addition, the terms of the Plan relating to the number of shares that may be subject to an Option, the times at which Options shall be granted, and the means by which the Option Price for Options granted is to be determined shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

   14. Written Agreement. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

   15. Indemnification of Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract, or otherwise. Nothing in this Paragraph 15 shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.

   16. Effective Date of Plan. The amendments effected by this Amended and Restated 1993 Non-Employee Director Stock Option Plan shall be deemed to have been adopted and effective on March 18, 1996, when and if approved by the holders of at least a majority of the outstanding shares of voting stock of the Company or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at the Company's Annual Meeting of Stockholders to be held in 1996.

                         GULFMARK INTERNATIONAL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  THE UNDERSIGNED STOCKHOLDER OF GULFMARK INTERNATIONAL, INC. (THE "COMPANY") HEREBY APPOINTS DAVID J. BUTTERS AND ROBERT B. MILLARD AS PROXIES, EACH WITH POWER TO ACT WITHOUT THE OTHER AND WITH FULL POWER OF SUBSTITUTION, FOR THE UNDERSIGNED TO VOTE ALL SHARES OF COMMON STOCK OF THE COMPANY OF THE UNDERSIGNED AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON MAY 8, 1996, OR AT ANY ADJOURNMENTS THEREOF, AS FOLLOWS:

(1) ELECTION OF         [ ] FOR ALL NOMINEES      [ ] WITHHOLD            (INSTRUCTION: TO WITHHOLD
    DIRECTORS           LISTED BELOW (EXCEPT      AUTHORITY               AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                        AS MARKED TO THE          TO VOTE FOR ALL         NOMINEE, WRITE THAT NOMINEE'S NAME
                        CONTRARY BELOW)           THE NOMINEES            ON THE SPACE PROVIDED BELOW.
                                                  LISTED BELOW

                                                                          -------------------------------------
    DAVID J. BUTTERS    MARSHALL A. CROWE         LOUIS S. GIMBEL, 3RD
    NORMAN G. COHEN     ROBERT B. MILLARD


(2)  AMENDMENTS TO THE COMPANY'S 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
     [ ] FOR APPROVAL OF AMENDMENTS  [ ] AGAINST APPROVAL FOR AMENDMENTS
     [ ] ABSTAIN

(3) WITH DISCRETIONARY AUTHORITY ON ANY MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

     ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES.

     PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREON.


                                 DATED _____________________________, 1996


                                 _________________________________________
                                        SIGNATURE

                                 _________________________________________
                                 SIGNATURE(S) (TITLE(S), IF APPLICABLE)

                                 SIGN EXACTLY AS NAME(S) (AND TITLE(S))
                                 APPEAR(S) ON THE PROXY.  JOINT OWNERS SHOULD
                                 EACH SIGN. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE YOUR FULL TITLE.